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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                                August 31, 2000

                              NEWPORT CORPORATION
            (Exact name of registrant as specified in its charter)

          Nevada                        0-1649                      94-0849175
(State or other jurisdiction    (Commission File Number)  (IRS Employer Identification No.)
     of incorporation)

   1791 Deere Avenue, Irvine, California                                 92606
        (Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code:  (949) 863-3144

                                  Page 1 of 2
                            Exhibit Index on Page 3
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Item 2.  Acquisition or Disposition of Assets

       On August 31, 2000, Newport Corporation, a Nevada corporation (the "Registrant"), acquired all of the issued and outstanding capital stock of Unique Equipment Co., an Arizona corporation ("Unique"), in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of August 31, 2000 (the "Agreement") by and among the Registrant, Unique and the Unique stockholders described therein (the "Acquisition"). The Acquisition was based on a stock-for-stock exchange, and will be accounted for as a pooling of interests. Unique is in the business of providing custom-engineered automation systems, utilizing robotics, lasers, machine vision and precision material handling systems, and Registrant intends to utilize the assets purchased to enhance Registrant's next-generation assembly and test automation and materials handling solutions. The press release issued by Registrant in connection with the Acquisition is attached hereto as Exhibit 99.1.

Item 7.  Exhibits


          Exhibit Number                           Description
               99.1         Press Release dated September 1, 2000


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEWPORT CORPORATION.


September 6, 2000                   /s/ Robert C. Hewitt
                                    --------------------
                                    Robert C. Hewitt
                                    Vice President and Chief Financial Officer

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                                 EXHIBIT INDEX

   Exhibit                                                  Sequential Page
                                  Description
   Number                                                        Number
    99.1    Press Release dated September 1, 2000